Exhibit 99.1
[Execution copy]
U.S. $35,000,000
CREDIT AGREEMENT
Dated as of December 1, 2006
between
FIRSTMERIT CORPORATION
as Borrower
and
CITIBANK, N.A.,
as Lender

          CREDIT AGREEMENT dated as of December 1, 2006, between FIRSTMERIT CORPORATION, an Ohio corporation (the “Borrower”), and CITIBANK, N.A. (the “Lender”).
          The Borrower has requested that the Lender make advances to it in an aggregate principal amount up to but not exceeding $35,000,000 at any one time outstanding, and the Lender is prepared to make such advances on and subject to the terms and conditions hereof. Accordingly, the parties hereto agree as follows:
     SECTION 1. DEFINITIONS
     1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):
     “Advance” has the meaning specified in Section 2.01.
     “Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person, provided, that for this purpose, any Person more than 5% of the outstanding Voting Shares of which is owned directly or indirectly by the Borrower shall be deemed to be an Affiliate of the Borrower.
     “Applicable Facility Fee Rate”, “Applicable Margin” with respect to LIBO Rate Advances, “Applicable Margin” with respect to Base Rate Advances and “Applicable Utilization Fee Rate” shall mean, for any day, the respective rate per annum set forth in the table below opposite the Rating Level prevailing on such day under the caption “Applicable Facility Fee Rate”, “Applicable Margin — LIBO Rate Advances” “Applicable Margin — Base Rate Advances” or “Applicable Utilization Fee Rate”, as the case may be:

		Applicable
	Applicable	Margin -	Applicable	Applicable
	Facility Fee	LIBO Rate	Margin - Base	Utilization Fee
Rating Level	Rate	Advances	Rate Advances	Rate
Rating Level 1.08%		.27%	0.000%	.05%
Rating Level 2.10%		.30%	0.000%	.05%
Rating Level 3.125%		.325%	0.000%	.05%
Each change in the Applicable Facility Fee Rate, Applicable Margin with respect to LIBO Rate Advances, Applicable Margin with respect to Base Rate Advances and the Applicable Utilization Fee Rate resulting from a change in the Debt Rating shall become effective on the date of announcement or publication by the relevant Rating Agency of a change in the Debt Rating or, in the absence of such announcement or publication, on the effective date of such change.

     “Applicable Lending Office” means the office of the Lender specified on the signature page hereof, or such other office of the Lender as the Lender may from time to time specify to the Borrower.
     “Bank Regulatory Authority” shall mean the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Financial Services Authority and any other bank regulatory authority (including, without limitation, relevant state bank regulatory authorities) having jurisdiction over the Borrower or any Insured Subsidiary of the Borrower.
     “Base Rate” means, for any period, a fluctuating interest rate per annum in effect from time to time which shall at all times be equal to the higher of:
     (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank’s base rate, and
     (b) 0.50% per annum above the Federal Funds Rate.
Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.
     “Base Rate Advance” means, at any time, an Advance which bears interest at the Base Rate.
     “Business Day” means (a) a day on which banks are not required or authorized to close in New York, New York and (b) if the applicable Business Day relates to any LIBO Rate Advance, which is also a day on which dealings in deposits are carried on in the London interbank market.
     “Cash Equivalents” means any of the following: (a) readily marketable direct obligations of the United States of America, or of any agency or instrumentality thereof, or obligations guaranteed as to principal and interest by the United States of America, or of any agency thereof, in each case maturing not more than 270 days from the date of acquisition thereof; and (b) certificates of deposit issued by any bank or trust company organized under the laws of the United States of America or any state thereof and having capital, surplus and undivided profits of at least $500,000,000 and a rating with respect to its public, long-term, unsecured, unsubordinated debt securities of not less than “A” by S&P or “A2” by Moody’s, maturing not more than 270 days from the date of acquisition thereof.
     “Change in Control” means that (i) any Person or group of Persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall acquire beneficial ownership (within the meaning of Rule 13d-3 promulgated under said Act) of more than 20% of the outstanding Voting Shares of the Borrower, or (ii) the Borrower shall cease to control at least 80% of the outstanding Voting Shares of

FirstMerit Bank, or (iii) during any period of 25 consecutive calendar months, a majority of the Board of Directors of the Borrower shall no longer be composed of individuals (i) who were members of said Board on the first day of such period, (ii) whose election or nomination to said Board was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of said Board or (iii) whose election or nomination to said Board was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of said Board.
     “Citibank” means Citibank, N.A.
     “Closing Date” means the date on which the Lender notifies the Borrower that the conditions precedent set forth in Section 3.01 have been satisfied.
     “Code” means the Internal Revenue Code of 1986, as amended from time to time.
     “Commitment” has the meaning specified in Section 2.01.
     “Commitment Termination Date” means the day three (3) years days after the date of this Agreement (or, if such day is not a Business Day, the immediately preceding Business Day).
     “Consolidated Net Worth” means the aggregate of the capital stock, surplus and retained earnings of the Borrower and its Consolidated Subsidiaries, but excluding treasury stock and capital stock subscribed and unissued, all determined on a consolidated basis.
     “Consolidated Non-Performing Assets” means, on any date, the aggregate amount of loans and leases that are not accruing interest or that are 90 days or more past due in the payment of principal and interest, in substance foreclosures and foreclosed real estate and other foreclosed property of the Borrower and its Consolidated Subsidiaries on such date (other than loans guaranteed by the Government of the United States of America or any agency thereof).
     “Consolidated Non-Performing Assets Ratio” means, at any time, the ratio of (a) Consolidated Non-Performing Assets to (b) Consolidated Net Worth plus Consolidated Reserve for Credit Losses.
     “Consolidated Reserve for Credit Losses” means, on any date, the consolidated allowance for loan and lease losses for the Borrower and its Consolidated Subsidiaries on such date.
     “Consolidated Subsidiary” means, at any date, any Subsidiary of the Borrower the accounts of which would be consolidated with those of the Borrower in its consolidated financial statements if such statements were prepared in accordance with GAAP as of such date.

     “Consolidated Tangible Net Worth” means Consolidated Net Worth less the book value of goodwill, patents, trademarks, service marks, trade names, copyrights, charters, franchises, certificates, permits and licenses and any other intangible assets of the Borrower and its Consolidated Subsidiaries on a consolidated basis.
     “Debt” of any Person means (a) indebtedness of such Person for borrowed money, (b) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) obligations of such Person to pay the deferred purchase price of property or services (excluding, however, trade accounts payable arising in the ordinary course of business and not overdue), (d) capital lease obligations of such Person, (e) Debt of others Guaranteed by such Person, (f) Debt of others secured by a Lien on the property of such Person, (g) all obligations of such Person to redeem, retire, defease or otherwise make any payment in respect of shares of capital stock of such Person, (h) all obligations, contingent or otherwise, of such Person in respect of letters of credit or acceptances (other than commercial letters of credit in respect of trade accounts payable and not overdue) and (i) the net liability of such Person under Hedge Agreements.
     “Debt Ratings” means, as of any date of determination, the ratings most recently published by the Rating Agencies relating to the unsecured, unsupported senior long-term debt obligations of the Borrower.
     “Default” means an Event of Default or an event that, with notice or lapse of time or both, would become an Event of Default.
     “Derivatives Liabilities” means, with respect to any Person, all obligations of such Person in respect of any Hedge Agreement. The amount outstanding under any Derivative Liability shall be the total amount of termination or liquidation payments that would be due at the time if such liabilities were to become due at such time.
     “Dollars” or “$” means lawful money of the United States of America.
     “Double Leverage Ratio” means, at any time, the ratio of (i) the aggregate investment of the Borrower in capital stock of its Subsidiaries, including its interest in undistributed earnings and intangibles (determined in accordance with GAAP) of its Subsidiaries, to (ii) Consolidated Net Worth of the Borrower.
     “Environmental Laws” means any and all present and future Federal, state, local and foreign laws, rules or regulations, and any orders or decrees, in each case as now or hereafter in effect, relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, releases or threatened releases of Hazardous Materials into the indoor or outdoor environment, including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

     “Equity Issuance” means (a) any issuance or sale by the Borrower of (i) any of its capital stock, (ii) any warrants or options exercisable in respect of its capital stock (other than any capital stock of the Borrower or any warrants or options to purchase any capital stock of the Borrower that are issued to directors, officers or employees of the Borrower pursuant to employee benefit plans established in the ordinary course of business, or any capital stock of the Borrower issued upon the exercise of any such warrants or options) or (iii) any other security or instrument representing an equity interest (or the right to obtain any equity interest) in the Borrower or (b) the receipt by the Borrower from any Person not a shareholder of the Borrower of any capital contribution (whether or not evidenced by any equity security issued by the recipient of such contribution).
     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.
     “ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414(m) of the Code.
     “Eurocurrency Liabilities” has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.
     “Excluded Taxes” means, with respect to the Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office or its Applicable Lending Office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located, and (c) in the case of a Foreign Lender, any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement or is attributable to such Foreign Lender’s failure or inability to comply with Section 2.11(d), except to the extent that such Foreign Lender’s assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.11(a).
     “Events of Default” has the meaning specified in Section 6.01.
     “Federal Funds Rate” means a fluctuating interest rate per annum determined by the Lender to be equal for each day to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any Business Day, the average of the quotations for such day on such transactions received by the Lender from three Federal funds brokers of recognized standing selected by it.
     “FirstMerit Bank” means FirstMerit Bank, N.A., a national banking association and a Subsidiary of the Borrower.
     “Foreign Lender” means any Person that becomes a “Lender” hereunder (whether by assignment or otherwise) that is organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
     “GAAP” means generally accepted United States accounting principles.
     “Guarantee” by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise, other than agreements to purchase goods at an arm’s length price in the ordinary course of business) or (ii) entered into for the purpose of assuring in any other manner the holder of such Debt of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part); provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.
     “Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
     “Hedge Agreement” means any rate, basis, commodity, currency, debt or equity swap, any cap, collar or floor agreement, or any similar agreement entered into for the purpose of hedging risk.
     “Indemnified Taxes” means Taxes other than Excluded Taxes.
     “Insured Subsidiary” means any insured depositary institution (as defined in 12 U.S.C. §1813(c)(2) or any successor provision, as amended, reenacted or redesignated from time to time) that is controlled (within the meaning of 12 U.S.C. §1841(a)(2) or any successor provision as amended, reenacted or redesignated from time to time) by the Borrower.

     “Interest Payment Date” means (a) with respect to any Base Rate Advance, each Quarterly Date and the Commitment Termination Date and (b) with respect to any LIBO Rate Advance, the last day of each Interest Period therefor.
     “Interest Period” means, for any LIBO Rate Advance, the period beginning on the date such LIBO Rate Advance is made, or converted from a Base Rate Advance, or on the last day of the immediately preceding Interest Period with respect thereto, and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each Interest Period shall be 1, 2 or 3 months as the Borrower may select as provided in Section 2.03; provided, however, that (i) each Interest Period that begins on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month, (ii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, except that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day and (iii) any Interest Period that would otherwise extend beyond the Commitment Termination Date shall end on the Commitment Termination Date.
     “LIBO Rate” means, with respect to any LIBO Rate Advance, for any Interest Period, the offered rate for deposits in Dollars of a duration comparable to such Interest Period appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Lender from time to time, for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) as of approximately 3:00 p.m. (New York City time) on the date three Business Days prior to the commencement of such Interest Period.
     “LIBO Rate Advance” means, at any time, an Advance which bears interest at a rate based upon the LIBO Rate plus Applicable Margin.
     “LIBO Rate Reserve Percentage” for any Interest Period for any LIBO Rate Advance means the effective rate (expressed as a percentage) at which reserve requirements (including, without limitation, emergency, supplemental and other marginal reserve requirements) are imposed on the Lender during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.
     “Lien” means any mortgage, lien, pledge or security interest of any kind.

     “Material Adverse Effect” means a material adverse effect on (i) the business or condition (financial or otherwise), operations, properties or prospects of the Borrower or of FirstMerit Bank or of the Borrower and its Subsidiaries taken as a whole, (ii) the legality, validity or enforceability of this Agreement or the Note, or (iii) the ability of the Borrower to perform its obligations under this Agreement or the Note.
     “Material Debt” means Debt in an aggregate outstanding principal amount of $100,000 or more.
     “Multiemployer Plan” means a multiemployer plan defined as such in Section 4001(a)(3) of ERISA to which contributions have been made by the Borrower or any ERISA Affiliate and that is covered by Title IV of ERISA.
     “Note” has the meaning specified in Section 2.05(b).
     “PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.
     “Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.
     “Plan” means an employee benefit or other plan established or maintained by the Borrower or any ERISA Affiliate and that is covered by Title IV of ERISA, other than a Multiemployer Plan.
     “Quarterly Date” means the last Business Day of each March, June, September and December.
     “Rating Agencies” shall mean Standard & Poor’s Ratings Services and Fitch Ratings or, in each case, any successor nationally recognized statistical rating organization.
     “Rating Levels” shall mean, on any date of determination, (a) Rating Level 1 if the Debt Rating is at least equal to “A-”, (b) Rating Level 2 if the Debt Rating is at least equal to “Baa1” or “BBB+”, but does not fall within Rating Level 1, and otherwise, (c) Rating Level 3; provided that (i) if the Debt Rating of any Rating Agency is one level below the Debt Rating of the other Rating Agency, the “Rating Level” will be determined based on the higher Rating Level, (ii) if the Debt Rating of any Rating Agency is more than one level below the Debt Rating of the other Rating Agency, the “Rating Level” will be determined based on the Debt Rating one level above the lower Rating Level, and (iii) if and so long as such a rating is assigned by only one Rating Agency, Rating Level 3 shall be deemed to apply.

     “SEC” means the Securities and Exchange Commission and any successor thereto.
     “Solvent” means, with respect to any Person on a particular date, that (i) the fair value of the total assets of such Person is greater than the total amount of the liabilities, including, without limitation, contingent liabilities, of such Person, (ii) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, and (iv) such Person is not engaged in business, and is not about to engage in business, for which such Person’s property would constitute unreasonably small capital.
     “Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company or other entity of which at least a majority of the Voting Shares is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.
     “Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any governmental authority.
     “Voting Shares” means, at any time, as to any Person, the outstanding securities of such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person.
     1.02. Types of Advances. The “Type” of an Advance refers to whether it is at the time a Base Rate Advance or a LIBO Rate Advance.
     SECTION 2. THE ADVANCES.
     2.01. The Commitment. The Lender agrees, on the terms and conditions hereinafter set forth, to make advances to the Borrower (each, an “Advance”) in Dollars from time to time on any Business Day during the period from the date hereof until the Commitment Termination Date in an aggregate principal amount up to but not exceeding $35,000,000 at any one time outstanding (the “Commitment”). Within the foregoing limits and subject to the terms and conditions of this Agreement the Borrower may borrow, prepay and reborrow the amount of the Commitment.
     2.02. Advances. To request an Advance, the Borrower shall give the Lender irrevocable, written notice of such Advance (i) in the case of a LIBO Rate Advance, not later than 2:00 p.m. (New York City time) on the second Business Day prior to the date of such Advance or (ii) in the case of a Base Rate Advance, not later than 11:00 a.m. (New York City time) on the day of such Advance. Each such notice shall be by telecopier, telex or cable and shall specify the requested (i) date of such Advance, which shall be a Business Day, (ii) Type of such Advance, (iii) amount of such Advance and (iv) in the case of a LIBO Rate Advance, initial Interest Period for such Advance. Each Advance shall be in a minimum principal amount of $1,000,000. The Lender will make the proceeds of each Advance available to the Borrower by crediting the amount thereof, in immediately available funds, by 3:00 p.m. (New York City time) in the case of a LIBO Rate Advance or 1:00 p.m. (New York City time) in the case of a Base Rate Advance, on the date of such Advance, to such account of the Borrower in New York, New York as the Lender and the Borrower may agree.
     2.03. Interest Elections. Each Advance initially shall be of the Type specified in the notice of such Advance and, in the case of a LIBO Rate Advance, shall have an initial Interest Period as specified in such notice. Thereafter, the Borrower may elect to convert such Advance to the other Type or to continue such Advance as the same Type from one Interest Period to the next, and, in the case of a LIBO Rate Advance, may elect the duration of Interest Periods therefor, all as provided in this Section 2.03. The Borrower may elect different options with respect to different portions of the affected Advance, in which case each such portion shall be considered a separate Advance (subject to the minimum borrowing amount referred to in Section 2.02). To make an election pursuant to this Section 2.03, the Borrower shall notify the Lender of such election by telephone by the time that a notice of Advance would be required under Section 2.02 if the Borrower were requesting an Advance of the Type resulting from such election to be made on the effective date of such election. Each such telephonic election shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Lender of a written interest election request in a form acceptable to the Lender and signed by the Borrower. Each telephonic and written interest election request shall specify the following information:
     (i) the Advance to which such interest election request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Advance (in which case the information to be specified pursuant to clauses (iii) and (iv) of this paragraph shall be specified for each resulting Advance);
     (ii) the effective date of the election made pursuant to such interest election request, which shall be a Business Day;
     (iii) whether the resulting Advance is to be a Base Rate Advance or a LIBO Rate Advance, or a specified combination thereof; and
     (iv) if the resulting Advance is a LIBO Rate Advance, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.
If any such interest election request requests a LIBO Rate Advance but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. If the Borrower fails to deliver a timely and complete interest election request with respect to a LIBO Rate Advance prior to the end of the Interest Period applicable thereto, then, unless such Advance is repaid as provided herein, at the end of such Interest Period such Advance shall be converted to a Base Rate Advance. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Lender so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Advance may be converted to or continued (beyond the end of the then current Interest Period) as a LIBO Rate Advance and (ii) unless repaid, each LIBO Rate Advance shall be converted to a Base Rate Advance at the end of the Interest Period applicable thereto.
     2.04. Termination and Reduction of the Commitment.
          (a) Unless previously terminated, the Commitment shall automatically terminate on the Commitment Termination Date.
          (b) The Borrower shall have the right to terminate or reduce the unused Commitment at any time or from time to time; provided, that (i) the Borrower shall give irrevocable, written notice of each such termination or reduction to the Lender at least three Business Days before such termination or reduction, (ii) each partial reduction shall be in an aggregate amount of not less than $1,000,000 and (iii) the Borrower shall not terminate or reduce the Commitment if, after giving effect to any concurrent prepayment of the Advances pursuant to Section 2.05, the aggregate outstanding principal amount of the Advances would exceed the Commitment.
          (c) The Commitment once terminated or reduced under this Section 2.04 may not be reinstated.
     2.05. Repayment of Advances; Note.
          (a) The Borrower promises to repay to the Lender the full outstanding principal amount of the Advances on the Commitment Termination Date.
          (b) The Advances shall be evidenced by a single promissory note of the Borrower (the “Note”) in substantially the form of Exhibit A hereto, dated the date hereof, payable to the Lender in a principal amount equal to the amount of the Commitment and otherwise duly completed. The Lender is hereby authorized by the Borrower to endorse on the schedule (or a continuation thereof) attached to the Note the date, amount and Type of and Interest Period (if any) for each Advance made by the Lender to the Borrower hereunder and the date and the amount of each payment or prepayment of principal of such Advance received by the Lender; provided, that any failure by the Lender to make any such endorsement shall not affect the obligations of the Borrower under the Note or hereunder.
     2.06. Prepayment of Advances.
          (a) The Borrower shall have the right at any time and from time to time to prepay any Advance in whole or in part, subject to the requirements of this Section 2.06.
          (b) The Borrower shall notify the Lender by telephone (confirmed by telecopy) of any optional prepayment hereunder (i) in the case of prepayment of a LIBO Rate Advance, not later than 2:00 p.m. (New York City time) two Business Days before the date of prepayment or (ii) in the case of prepayment of an Base Rate Advance, not later than 11:00 a.m. (New York

City time) on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Advance or portion thereof to be prepaid. Each partial prepayment of any Advance shall be in an amount not less than $1,000,000 and shall be applied to prepay any outstanding Base Rate Advances in full before any LIBO Rate Advances. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.07.
     2.07. Interest; Fees.
          (a) The Borrower agrees to pay interest on each Base Rate Advance at a rate per annum equal to the Base Rate plus Applicable Margin for Base Rate Advances.
          (b) The Borrower agrees to pay interest on each LIBO Rate Advance in respect of each Interest Period therefor at a rate per annum equal to the LIBO Rate for such Interest Period plus Applicable Margin for LIBO Rate Advances.
          (c) Notwithstanding the foregoing, if any principal of or interest on any Advance or any fee or other amount whatsoever payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Advance, 2% per annum plus the rate otherwise applicable to such Advance as provided above or (ii) in the case of any other amount, 2% per annum above the Base Rate from time to time.
          (d) Accrued interest on each Advance shall be payable in arrears on each Interest Payment Date for such Advance and upon termination or expiry of the Commitment; provided, that (i) interest accrued pursuant to paragraph (c) of this Section 2.07 shall be payable on demand, (ii) in the event of any repayment or prepayment of any Advance, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any LIBO Rate Advance to a Base Rate Advance prior to the end of the then current Interest Period therefor, accrued interest on such Advance shall be payable on the effective date of such conversion.
          (e) The Borrower agrees to pay to the Lender, so long as the Lender shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or the equivalent), additional interest on the unpaid principal amount of each LIBO Rate Advance, from the date of such LIBO Rate Advance until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the LIBO Rate for the then current Interest Period for such LIBO Rate Advance from (ii) the rate obtained by dividing such LIBO Rate by a percentage equal to 100% minus the LIBO Rate Reserve Percentage for such Interest Period, payable on each date on which interest is payable on such LIBO Rate Advance. A certificate of the Lender setting forth the amount to which the Lender is then entitled under this Section 2.07(e) shall be conclusive and binding on the Borrower in the absence of manifest error.

          (f) The Borrower agrees to pay to the Lender a facility fee at a rate per annum equal to the Applicable Facility Fee Rate, computed on the daily average amount of the Commitment, whether or not utilized, such fee to be payable on each Quarterly Date and on the date of the termination or expiry of the Commitment.
          (g) The Borrower agrees to pay to the Lender a utilization fee at a rate per annum equal to the Applicable Utilization Fee Rate on the aggregate outstanding principal amount of the Advances for each day that the aggregate outstanding principal amount of the Advances exceeds an amount equal to 50% of the Commitment, such fee to be payable on each day on which interest is payable hereunder.
          (h) All computations of interest based on the Base Rate shall be made on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the LIBO Rate or the Federal Funds Rate and computations of facility fee and utilization fee and of interest pursuant to Section 2.07(e) shall be made on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.
     2.08. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a LIBO Rate Advance the Lender determines (which determination shall be conclusive absent manifest error) that:
          (a) adequate and reasonable means do not exist for ascertaining the LIBO Rate for such Interest Period, or
          (b) the LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to the Lender of making or maintaining such Advance for such Interest Period, then the Lender shall give notice thereof to the Borrower by telephone or telecopy as promptly as practicable thereafter and, until the Lender notifies the Borrower that the circumstances giving rise to such notice no longer exist, (i) any interest election request that requests the conversion of any Advance to, or continuation of any Advance as, a LIBO Rate Advance shall be ineffective (and any outstanding LIBO Rate Advance shall be converted to a Base Rate Advance at the end of the current Interest Period therefore) and (ii) if any notice of Advance requests a LIBO Rate Advance, such Advance shall be made as a Base Rate Advance.
     2.09. Increased Costs.
          (a) If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements included in the LIBO Rate Reserve Percentage) in or in the interpretation of (to the extent any such introduction or change occurs after the date hereof) any law or regulation or (ii) the compliance with any guideline or request of any central bank or other governmental authority adopted or made after the date hereof (whether or not having the force of law), there shall be any increase in the cost to the Lender of agreeing to make or making, funding or maintaining LIBO Rate Advances, the Borrower shall from time to time, within 10 days after delivery by the Lender to the Borrower of a certificate as to the amount of such increased cost, pay to the Lender the amount of the increased costs set forth in such certificate (which certificate shall be conclusive and binding on the Borrower in the absence of manifest error).
          (b) If the Lender determines that compliance with any law or regulation enacted or introduced after the date hereof or any guideline or request of any central bank or other governmental authority adopted or made after the date hereof (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by the Lender or any corporation controlling the Lender and that the amount of such capital is increased by or based upon the existence of the Lender’s Commitment and other commitments of this type, or the Advances, then, the Borrower shall pay to the Lender, within 10 days after delivery by the Lender to the Borrower of a certificate as to the amount required to compensate the Lender or such controlling corporation therefor, such amount (a certificate of the Lender as to such amount to be conclusive and binding on the Borrower in the absence of manifest error).
          (c) The Borrower shall not be required to compensate the Lender pursuant to this Section 2.09 for any increased costs incurred more than 180 days prior to the date that the Lender notifies the Borrower of the change in law or regulation (or in the interpretation thereof) giving rise to such increased costs and of the Lender’s intention to claim compensation therefor (except that, if the change giving rise to such increased costs is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof).
     2.10. Break Funding. In the event of (a) the payment of any principal of any LIBO Rate Advance other than on the last day of an Interest Period therefor, (b) the conversion of any LIBO Rate Advance to a Base Rate Advance other than on the last day of an Interest Period therefor or (c) the failure to borrow, convert, continue or prepay any LIBO Rate Advance on the date specified in any notice delivered pursuant hereto, then, in any such event, the Borrower shall compensate the Lender for the loss, cost and expense attributable to such event, which shall be deemed to include an amount determined by the Lender to be equal to the excess, if any, of (i) the LIBO Rate for the balance of such Interest Period (or for the Interest Period that would have commenced on such borrowing, conversion, continuation or prepayment), over (ii) the amount of interest that the Lender would earn on such principal amount for the balance of such Interest Period (or for such Interest Period) if the Lender were to invest such principal amount for such period at the interest rate that would be bid by the Lender (or an Affiliate of the Lender) for Dollar deposits from other banks in the London interbank market at the commencement of such period. A certificate of the Lender setting forth any amount or amounts that the Lender is entitled to receive pursuant to this Section 2.10 shall be delivered to the Borrower and shall be conclusive and binding on the Borrower in the absence of manifest error. The Borrower shall pay the Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
     2.11. Taxes.
          (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes; provided, that if the Borrower shall be required to deduct any Indemnified Taxes by law, then (i)

the sum payable shall be increased as necessary so that after making all required deductions the Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant governmental authority in accordance with applicable law.
          (b) The Borrower shall indemnify the Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes paid by the Lender and any penalties by law, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes by law were correctly or legally imposed or asserted by the relevant governmental authority. A certificate as to the amount of such payment or liability delivered to the Borrower by the Lender shall be conclusive absent manifest error.
          (c) As soon as practicable after any payment of any taxes paid by law by the Borrower to a governmental authority, the Borrower shall deliver to the Lender the original or a certified copy of a receipt issued by such governmental authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Lender.
          (d) Foreign Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower, at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.
     2.12. Payments Generally.
          (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest or fees, or under Section 2.09, 2.10 or 2.11, or otherwise) prior to 12:00 noon (New York City time) on the date when due, in Dollars and immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Lender, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Lender at its offices specified herein. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.
          (b) If at any time insufficient funds are received by and available to the Lender to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied first, to pay interest then due hereunder, then to pay fees and other amounts (other than principal) hereunder, then to pay principal due hereunder.
          (c) The Borrower agrees that at any time after the occurrence and during the continuance of an Event of Default, in addition to (and without limitation of) any right of set-off,

banker’s lien, or counterclaim and other rights and remedies the Lender may otherwise have, the Lender shall be entitled, at its option, to offset deposits held by it or any of its Affiliates (whether general or special, time or demand, provisional or final, in whatever currency, whether or not then due) other than those deposits which are specifically pledged to secure separate obligations of the Borrower, for the account of, and other indebtedness owing by it or any of its Affiliates to, the Borrower at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of the Advances, or any other obligation of the Borrower hereunder, which is not paid when due (regardless of whether such balances are then due to the Borrower), in which case it shall promptly notify the Borrower; provided, that failure to give such notice shall not affect the validity thereof.
     2.13. Designation of a Different Applicable Lending Office. If Lender requests compensation under Section 2.09, or requires the Borrower to pay any additional amount to the Lender or any governmental authority for the account of the Lender pursuant to Section 2.11, then the Lender shall use reasonable efforts to designate a different Applicable Lending Office for funding or booking its Advances hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of the Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.09 or 2.11, as the case may be, in the future and (ii) would not subject the Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to the Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by the Lender in connection with any such designation or assignment.
     SECTION 3. CONDITIONS OF LENDING.
     3.01. Condition Precedent to Initial Advance. The obligation of the Lender to make its initial Advance is subject to the condition precedent that the Lender shall have confirmed to the Borrower in writing that it has received, on or before October 31, 2006, the following documents, each dated the Closing Date and in form and substance satisfactory to the Lender:
     (a) The Note, duly executed by the Borrower.
     (b) Certified copies and of all documents evidencing the authorization of this Agreement and Note (including, without limitation, certified copies of the certificate of incorporation and bylaws of the Borrower and resolutions of the Board of Directors of the Borrower).
     (c) A certificate of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign this Agreement and the Note and any other documents to be delivered hereunder.
     (d) A favorable written opinion of Vorys, Sater, Seymour and Pease LLP, as to such matters relating to this Agreement as the Lender may require.

     (e) A favorable written opinion of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel to the Lender, covering such matters relating to this Agreement as the Lender may require.
     (f) Evidence of payment of all fees and expenses (including reasonable fees and expenses of counsel to the Lender) then payable by the Borrower in connection with this Agreement.
     3.02. Conditions Precedent to Each Advance. The obligation of the Lender to make each Advance (including, without limitation, the initial Advance) shall be subject to the further conditions precedent that on the date of such Advance (a) the representations and warranties set forth in Section 4 shall be true and correct on and as of the date of such Advance, before and after giving effect to such Advance and to the application of the proceeds thereof, as though made on and as of such date and (b) no Default shall have occurred and be continuing, or would result from such Advance or from the application of the proceeds thereof.
     SECTION 4. REPRESENTATIONS AND WARRANTIES.
     4.01. The Borrower represents and warrants to the Lender that:
          (a) The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Ohio.
          (b) The execution, delivery and performance of this Agreement and the Note by the Borrower are within the Borrower’s corporate powers and have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by the Borrower and constitutes, and the Note when duly executed and delivered by the Borrower for value will constitute, a legal, valid and binding obligation of the Borrower, enforceable in accordance with their terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
          (c) The execution, delivery and performance of this Agreement and the Note by the Borrower (i) do not require any consent or approval of, registration or filing with, or any other action by, any governmental authority, (ii) will not violate any applicable law or regulation or the organizational documents of the Borrower and (iii) will not violate or result in a default under any contract, indenture, agreement or other instrument binding upon the Borrower.
          (d) The Borrower has heretofore furnished to the Lender its consolidated balance sheet and consolidated statements of income, stockholders’ equity and cash flows of the Borrower and its Consolidated Subsidiaries as of and for the fiscal year ended December 31, 2005, with the opinion thereon of PricewaterhouseCoopers. Such financial statements present fairly, in all material respects, the consolidated financial position and results of operations and cash flows of the Borrower and its Consolidated Subsidiaries as of such date and for such fiscal year in accordance with GAAP. Since December 31, 2005, no event or circumstance has occurred that has had a Material Adverse Effect.
          (e) There are no actions, suits, investigations or proceedings by or before any arbitrator or governmental authority now pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries which (i) if adversely determined, could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or (ii) involve this Agreement or the transactions contemplated hereby.
          (f) Each of the Borrower and its Subsidiaries is in compliance with all applicable laws (including without limitation Environmental Laws, tax laws and ERISA), regulations and orders of any governmental authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
          (g) The Borrower is not an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended. The Borrower is a “bank holding company” within the meaning of the Bank Holding Company Act of 1956, as amended.
          (h) No part of the proceeds of any Advance will be used for the purpose, whether immediate, incidental or ultimate, of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System.
          (i) The Borrower is and, immediately after giving effect to each Advance and the use of proceeds thereof, will be Solvent.
          (j) The Borrower is in compliance with Sections 302 and 906 of the Sarbanes-Oxley Act and the applicable rules and regulations under the United States Securities Exchange Act of 1934, as amended.
     SECTION 5. COVENANTS.
     5.01. Covenants. So long as any principal of or interest on any Advance or any other amount payable hereunder or under the Note remains outstanding or the Commitment remains in effect, the Borrower covenants and agrees that:
          (a) (i) The Borrower (A) will preserve and maintain, and will cause FirstMerit Bank to preserve and maintain, its corporate existence, (B) will cause each of its Subsidiaries other than FirstMerit Bank to preserve and maintain its corporate existence, except for any non-compliance which could not (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect (provided that nothing in this Section 5.01(a) shall prohibit any transaction not prohibited by Section 5.01(g), and (C) will, and will cause each of its Subsidiaries to, comply with all applicable laws, statutes, rules, regulations and orders, including without limitation all applicable Environmental Laws, tax laws and ERISA, except for any non-

compliance which could not (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.
          (b) The Borrower will, and will cause each of its Subsidiaries to, pay and discharge all taxes, assessments and other governmental charges imposed upon it and its property or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials or supplies which if unpaid might by law become a lien or charge upon any property of the Borrower or such Subsidiary, except (i) such items as are being contested in good faith by appropriate proceedings and as to which appropriate reserves are being maintained and (ii) items the non-payment of which could not (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.
          (c) The Borrower will, and will cause each of its Subsidiaries to, keep adequate records and books of account, in which complete entries will be made in accordance with GAAP, and permit representatives of the Lender, during normal business hours, to examine, copy and make extracts from its books and records, to inspect any of its property, and to discuss its business and affairs with their officers, all to the extent reasonably requested by the Lender, and subject to normal confidentiality requirements.
          (d) The Borrower will, and will cause each of its Subsidiaries to, maintain insurance with financially sound and reputable insurance companies, and with respect to property and risks of a character usually maintained by corporations engaged in the same or similar business similarly situated, against loss, damage and liability of the kinds and in the amounts customarily maintained by such corporations.
          (e) The Borrower will furnish to the Lender:
     (i) as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at the end of such year and the consolidated statements of income and cash flows of the Borrower and its Consolidated Subsidiaries for such year, with the unqualified opinion thereon of a certified independent public accountant (it being understood that the foregoing delivery requirement shall be satisfied by the filing of the Borrower’s Report on Form 10-K with the SEC);
     (ii) as soon as available and in any event within 45 days after the end of each fiscal quarter of the Borrower, the consolidated balance sheet and the consolidated statements of income, stockholders’ equity and cash flows of the Borrower and its Consolidated Subsidiaries as of the end of such quarter, certified by a senior financial officer of the Borrower, setting forth in each case in comparative form the corresponding figures for the corresponding portion of the previous fiscal year (it being understood that the foregoing delivery requirement shall be satisfied by the Borrower’s filing the Borrower’s Report on Form 10-Q with the SEC);

     (iii) together with each set of financial statements delivered under clauses (i) and (ii) a compliance certificate signed by a senior financial officer of the Borrower confirming compliance with the covenants in Section 5.01(k), in reasonable detail;
     (iv) promptly, notice of the filing of all registration statements (excluding exhibits to such registration statements, and other than registration statements filed on Form S-8 or any successor form) and regular periodic reports filed on Form 10-K, Form 10-Q or Form 8-K (or any successor form), if any, that the Borrower shall have filed with the SEC or any national securities exchange (it being understood that the foregoing delivery requirement shall be satisfied by the Borrower’s filing of the referenced reports with the SEC, provided that the Borrower will promptly notify the Lender of such filing);
     (v) promptly upon their becoming available, the “Consolidated Reports of Condition and Income” of FirstMerit Bank, the “Parent Company Only Financial Statements for Bank Holding Companies” (report no. FR Y-9LP or any successor form of the Federal Reserve System) of the Borrower and the “Consolidated Financial Statements for Bank Holding Companies” (report no. FR Y-9C) of the Borrower (it being understood that the foregoing delivery requirement shall be satisfied by the Borrower’s filing of the referenced report with the Federal Reserve, provided that the Borrower will promptly notify the Lender of such filing);
     (vi) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed, to the extent not otherwise made available;
     (vii) as soon as possible and in any event within five Business Days after the occurrence of any Default, a statement of the chief financial officer of the Borrower setting forth details of such Default and the action which the Borrower has taken and proposes to take with respect thereto; and
     (viii) such other information as to the condition or operations, financial or otherwise, of the Borrower, FirstMerit Bank and their Subsidiaries as the Lender may from time to time reasonably request.
          (f) The Borrower will use the proceeds of the Advances solely for its general corporate purposes (in compliance with all applicable legal and regulatory requirements).
          (g) The Borrower will not merge or consolidate with or into any other Person or convey, transfer or lease all or substantially all of its property, assets or revenues in a single transaction or series of transactions to any Person, provided that nothing herein shall prohibit any merger of any other Person into the Borrower so long as the Borrower is the continuing or surviving corporation and at the time thereof, and after giving effect thereto, no Default shall have occurred and be continuing.
          (h) The Borrower will not, nor will it permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, in each case whether now owned or hereafter acquired, except:
     (i) Liens imposed by any governmental authority for Taxes, assessments or charges not yet due or that are being contested in good faith and by appropriate proceedings if, unless the amount thereof is not material with respect to it or its financial condition, adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiary, as the case may be, in accordance with GAAP;
     (ii) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith and by appropriate proceedings and Liens securing judgments but only to the extent for an amount and for a period not resulting in an Event of Default under Section 6.01(f) hereof;
     (iii) pledges or deposits under worker’s compensation, unemployment insurance and other social security legislation;
     (iv) deposits to secure the performance of bids, trade contracts (other than for Debt) leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;
     (v) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of property or minor imperfections in title thereto that, in the aggregate, are not material in amount, and that do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower or any Subsidiary;
     (vi) Liens arising under escrows, trusts, custodianships, separate accounts, funds withheld procedures, and similar deposits, arrangements, or agreements established with respect to insurance policies, annuities, guaranteed investment contracts and similar products underwritten by, or reinsurance agreements entered into by, any Insurance Subsidiary in the ordinary course of business;
     (vii) Liens on property of any corporation that becomes a Subsidiary of the Borrower after the date hereof; provided, that such Liens are in existence at the time such corporation becomes a Subsidiary of the Borrower and were not created in anticipation thereof;
     (viii) Liens upon real and/or tangible personal property acquired after the date hereof (by purchase, construction or otherwise) by the Borrower or any Subsidiary, each of which Liens either (A) existed on such property before the time of its acquisition and was not created in anticipation thereof or (B) was created solely for the purpose of securing Debt representing, or incurred to finance, refinance or refund, the cost (including the cost of construction) of such property; provided, that (i) no such Lien shall extend to or cover any property of the Borrower or such Subsidiary other than the property so acquired and improvements thereon and (ii) the principal amount of Debt secured by any such Lien shall at no time exceed 80% of the fair market value (as determined in good faith by a senior financial officer of the Borrower) of such property at the time it was acquired (by purchase, construction or otherwise);
     (ix) judgment and other similar Liens arising in connection with court proceedings, provided, that the execution or other enforcement of such judgment or other similar Lien is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings (without prejudice to Section 6.01(f));
     (x) rights of lessors under capitalized leases;
     (xi) Liens incurred in connection with repurchase agreements or in connection with asset securitizations and Liens granted to a Federal Reserve Bank or a Federal Home Loan Bank to secure advances or other transactions incidental to the banking business of the Borrower or any Subsidiary, including loans to meet liquidity requirements; and
     (xii) Liens securing obligations of a Subsidiary to the Borrower or another Subsidiary; and
     (xiii) Liens on cash and Cash Equivalents securing Derivative Liabilities; provided that the aggregate amount of cash and Cash Equivalents subject to such Liens may at no time exceed the greater of 10% of Consolidated Tangible Net Worth and 1% of the consolidated total assets of the Borrower and its Subsidiaries.
          (i) The Borrower will not, nor will it permit any of its Subsidiaries to, sell, lease or otherwise transfer any property to, or purchase, lease or otherwise acquire any property from, or otherwise engage in any other transactions with, any of its Affiliates, except transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties.
          (j) The Borrower will not create, incur or suffer to exist any Debt for or in respect of borrowed money other than (i) Debt under this Agreement and (ii) other Debt for or in respect of borrowed money in an aggregate principal amount at any one time outstanding not exceeding $400,000,000.
          (k) The Borrower will not:
     (i) permit Consolidated Tangible Net Worth on any date to be less than the sum of (a) $650,000,000 plus (b) 25% of the consolidated net income for each fiscal quarter of the Company from and including the last fiscal quarter in 2006 to and including the fiscal quarter ending on (or most recently ended prior to) such date; provided that, if there is a consolidated net loss for any such fiscal quarter, consolidated net income for such fiscal quarter shall be deemed to be zero;

     (ii) permit the Double Leverage Ratio at any time to exceed 1.10 to 1.00; or
     (iii) permit the Consolidated Non-Performing Assets Ratio at any time to exceed .125 to 1.00.
          (l) The Borrower will, and will cause FirstMerit Bank to, maintain at all times such amount of capital as may be prescribed by the Board of Governors of the Federal Reserve System or the Comptroller of the Currency, as the case may be, from time to time, whether by regulation, agreement or order, and shall at all times ensure that each Insured Subsidiary shall be “well capitalized” within the meaning of 12 U.S.C. §18310, as amended, reenacted or redesignated from time to time.
     SECTION 6. EVENTS OF DEFAULT.
     6.01. Events of Default. If any of the following events (“Events of Default”) shall occur and be continuing:
          (a) The Borrower shall fail to pay any principal of any Advance when the same becomes due and payable; or the Borrower shall fail to pay any interest on any Advance or any fee or other amount payable hereunder or under the Note when due and such failure remains unremedied for three Business Days; or
          (b) Any representation or warranty made by the Borrower herein or in any certificate or other document delivered by it in connection with this Agreement shall prove to have been incorrect in any material respect when made or deemed made; or
          (c) (i) The Borrower shall fail to perform or observe any term or covenant contained in Section 5.01(a), 5.01(e)(vii), 5.01(f), 5.01(g), 5.01(h), 5.01(k) or 5.01(l), or (ii) the Borrower shall fail to perform or observe any other term or covenant in this Agreement on its part to be performed or observed and such default under this clause (ii) shall continue for 30 days or more; or
          (d) (i) The Borrower or any of its Subsidiaries shall fail to pay when due any principal of or premium or interest on any Material Debt, and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument creating or evidencing the same or (ii) any other event shall occur or condition shall exist under any loan agreement, credit agreement, indenture or other agreement relating to Material Debt of the Borrower or any of its Subsidiaries and shall continue after the applicable grace period, if any, specified in such agreement, in each case in clauses (i) and (ii), if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Material Debt; or
          (e) The Borrower or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency, moratorium or reorganization or relief of debtors, or liquidation or winding up, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property, assets or revenues and such proceeding shall remain undismissed or unstayed for a period of 60 days; or the Borrower or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or
          (f) Any judgment or order for the payment of money in excess of $100,000 shall be rendered against the Borrower or any of its Subsidiaries (exclusive of amounts fully covered by insurance) and, if such judgment or order shall not have been stayed or discharged (or provision made for discharge), there shall be any period of 60 consecutive days following such judgment or order during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or
          (g) A Change in Control shall occur; or
          (h) The Borrower or any of its Subsidiaries shall incur liability to a Plan, a Multiemployer Plan or the PBGC (or any combination of the foregoing) that either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; or
          (i) FirstMerit Bank shall be required (whether or not the time allowed by its Bank Regulatory Authority for the submission of such plan has been established or elapsed) to submit a capital restoration plan of the type referred to in 12 U.S.C. §1831o(b)(2)(C), as amended, re-enacted or redesignated from time to time, or shall cease accepting deposits or making commercial loans on the instruction of any Bank Regulatory Authority with authority to give such instruction other than pursuant to an instruction generally applicable to banks organized under its jurisdiction of organization;
then, and in any such event, the Lender may, by notice to the Borrower, (i) declare the obligation of the Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, and/or (ii) declare the Advances and the Note, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Advances and the Note, all such interest and all such other amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code, (A) the obligation of the Lender to make Advances shall automatically be terminated and (B) the Advances and the Note, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

     SECTION 7. MISCELLANEOUS.
     7.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Note, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. This Agreement and the Note and the documents referred to herein and therein constitute the entire agreement of the parties with respect to the subject matter hereof and thereof.
     7.02. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, telexed, cabled or delivered, to the respective addresses set forth on the signature pages hereof or at such other address as shall be designated by any party in a written notice to the other party. All such notices and communications shall, when mailed, telecopied, telegraphed, telexed or cabled, be effective when deposited in the mails, telecopied, delivered to the telegraph company, confirmed by telex answerback or delivered to the cable company. Notices must be sent to all parties at the addresses below:
Lender:
Citibank, N.A.
2 Penn’s Way
New Castle, Delaware 19720
Attn: Lauren Wendolowski
         Loan Department
Tel: 302-894-6166
Fax: 212-994-0847
Borrower:
FirstMerit Corporation
111 Cascade Plaza
Akron, OH 44308
Attn: Mark F. DuHamel, Treasurer
Tel: 330-384-7535
Fax: 330-384-7133
     7.03. No Waiver; Remedies. No failure on the part of the Lender to exercise, and no delay in exercising, and no course of dealing with respect to, any right hereunder or under the Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     7.04. Costs, Expenses and Indemnification.
          (a) The Borrower agrees to pay to the Lender and reimburse the Lender on demand for all reasonable costs and expenses incurred by the Lender in connection with the preparation, negotiation, execution and delivery, administration, modification, amendment or enforcement of this Agreement, the Note and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Lender with respect thereto and with respect to advising the Lender as to its rights and responsibilities under or in connection with this Agreement.
          (b) The Borrower hereby indemnifies the Lender and each of its Affiliates and their respective officers, directors, employees, agents, advisors and representatives (each, an “Indemnified Party”) from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, fees and disbursements of counsel), joint or several, that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or relating to any investigation, litigation or proceeding or the preparation of any defense with respect thereto arising out of or in connection with or relating to this Agreement or the transactions contemplated hereby or thereby or any use made or proposed to be made with the proceeds of the Advances, whether or not such investigation, litigation or proceeding is brought by the Borrower, any of its shareholders or creditors, an Indemnified Party or any other Person, or an Indemnified Party is otherwise a party thereto, and whether or not any of the conditions precedent set forth in Section 3 are satisfied or the other transactions contemplated by this Agreement are consummated, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct. The Lender shall have no liability for any indirect, special, consequential or punitive damages in connection with any matter relating hereto.
     7.05. Assignments and Participations.
          (a) The Lender may from time to time assign to another Person all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of the Commitment, the Advances and the Note); provided that (i) except in the case of an assignment to an Affiliate of the Lender, the Borrower must give its prior written consent to such assignment (which consent shall not be unreasonably withheld), and (ii) except in the case of an assignment to an Affiliate of the Lender or an assignment of the entire remaining amount of the Lender’s Commitment, the amount of the Commitment subject to each such assignment shall not be less than $10,000,000 unless the Borrower otherwise consents; provided further that any consent of the Borrower otherwise required under this paragraph shall not be required if an Event of Default has occurred and is continuing.
          (b) The Lender may sell participations to one or more banks or other entities (a “Participant”) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances and the Note); provided, that (i) the Lender’s obligations under this Agreement shall remain unchanged, (ii) the Lender shall remain solely responsible to the Borrower for the performance of such obligations and (iii) the Borrower shall continue to deal solely and directly with the Lender in connection with the Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which the Lender sells such a participation shall provide that the Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that the Lender will not, without the consent of the Participant, agree to (i) increase or extend the term, or extend the time or waive any requirement for the reduction or termination, of the Commitment, (ii) extend the date fixed for the payment of principal or interest on the Advances or any portion of any fee hereunder payable to the Participant, (iii) reduce the amount of any payment of principal hereunder, or (iv) reduce the rate at which interest is payable hereunder, or any fee payable to the Participant, to a level below the rate at which the Participant is entitled to receive such interest or fee.
          (c) The Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 7.05, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower or any Subsidiaries or Affiliates thereof furnished to the Lender by or on behalf of the Borrower.
          (d) Notwithstanding any other provision set forth in this Agreement, the Lender may at any time assign or create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances and the Note) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System; provided that no such pledge or assignment of a security interest shall release the Lender from any of its obligations hereunder or substitute any such assignee for the Lender as a party hereto.
          (e) All amounts payable by the Borrower to the Lender under Sections 2.10, 2.11, 2.12 and 7.04(b) shall be determined as if the Lender had not sold or agreed to sell any participations in the Advances or the Note or its Commitment and as if the Lender were funding each of such Advances and Commitment in the same way that it is funding the portion of such Advances and Commitment in which no participations have been sold.
     7.06. Governing Law; Submission to Jurisdiction.
          (a) This Agreement and the Note shall be governed by, and construed in accordance with, the law of the State of New York. The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York County for the purposes of any action or proceeding arising out of or relating to this Agreement or the Note or the transactions contemplated hereby. The Borrower irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such action or proceeding brought in such a court and any claim that any such action or proceeding brought in such a court has been brought in an inconvenient forum.

          (b) The Borrower irrevocably consents to service of process in the manner provided for notices in Section 7.02. Nothing in this Agreement will affect the right of the Lender to serve process in any other manner permitted by law.
     7.07. Severability. In case any provision in this Agreement or in the Note shall be held to be invalid, illegal or unenforceable, such provision shall be severable from the rest of this Agreement or the Note, as the case may be, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     7.08. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
     7.09. Survival. The obligations of the Borrower under Sections 2.10, 2.11, 2.12 and 7.04 shall survive the repayment of the Advances and the termination of the Commitment.
     7.10. Waiver of Jury Trial. EACH OF THE BORROWER AND THE LENDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY.
     7.11. No Fiduciary Relationship. The Borrower acknowledges that the Lender has no fiduciary relationship with, or fiduciary duty to, the Borrower arising out of or in connection with this Agreement or the Note, and the relationship between the Lender and the Borrower is solely that of creditor and debtor. This Agreement does not create a joint venture among the parties.
     7.12. Captions. The table of contents, captions and section headings appearing herein are included solely for convenience or reference and are not intended to affect the interpretation of any provision of this Agreement.
     7.13. USA PATRIOT Act. The Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow the Lender to identify the Borrower in accordance with the Act.
     7.14. Confidentiality. The Lender agrees to maintain the confidentiality of the information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto (e) in connection with the exercise of any remedies hereunder or under the Note or any action or proceeding relating to this Agreement or the Note or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Lender or any of its Affiliates on a nonconfidential basis from a source other than the Borrower.
For purposes of this Section, “Information” means all information received from the Borrower or any of its Subsidiaries relating to the Borrower or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Lender on a nonconfidential basis prior to disclosure by the Borrower or any of its Subsidiaries. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

FIRSTMERIT CORPORATION
By:	/s/ Terrence E. Bichsel
	Name:	Terrence E. Bichsel
	Title:	Executive Vice President

By:	/s/ Mark N. DuHamel
	Name:	Mark N. DuHamel
	Title:	Treasurer

CITIBANK, N.A.
By:	/s/ Catherine R. Morrow
	Name:	Catherine R. Morrow
	Title:	Vice President

EXHIBIT A
[FORM OF NOTE]

U.S. $35,000,000	Dated: December 1, 2006
          FOR VALUE RECEIVED, the undersigned, FIRSTMERIT CORPORATION, a corporation, organized under the laws of Ohio (the “Borrower”), HEREBY PROMISES TO PAY to the order of CITIBANK, N.A. (the “Lender”) for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below) on the Commitment Termination Date (as so defined) the principal sum of THIRTY-FIVE MILLION DOLLARS ($35,000,000) or, if less, the aggregate outstanding principal amount of the Advances (as defined below) pursuant to the Credit Agreement.
          The Borrower promises to pay interest on the unpaid principal amount of each Advance from the date of such Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.
          Both principal and interest are payable in lawful money of the United States of America at the office of the Lender at 388 Greenwich Street, New York, New York 10013, in same day funds. Each Advance made by the Lender to the Borrower pursuant to the Credit Agreement, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Note; provided, that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.
          This Note is the Note referred to in, and is entitled to the benefits of, the Credit Agreement dated as of December 1, 2006 (the “Credit Agreement”, the terms defined therein being used herein as therein defined) between the Borrower and the Lender. The Credit Agreement contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.
          The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

          This Note shall be governed by, and construed in accordance with, the law of the State of New York, United States of America.

FIRSTMERIT CORPORATION
By:
Name:
Title:

ADVANCES AND PAYMENTS OF PRINCIPAL

Date	Amount and Type of Advance	Amount of Principal Paid or Prepaid	Unpaid of Principal Balance	Notation Made By